BANKWELL FINANCIAL GROUP REPORTS RECORD NET INCOME FOR THE THIRD QUARTER, FUELED BY RECORD LOAN GROWTH
New Canaan, CT – October 30, 2014 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $1.5 million for the quarter ended September 30, 2014, resulting primarily from record loan growth of $59 million since June 30, 2014.
Blake S. Drexler, Executive Chairman of Bankwell Financial Group, Inc. stated, "Our record performance reflected a continuation of strong momentum as we continue to execute against our strategic plan, which centers on growing the Company, diversifying revenue streams and investing in new and profitable lines of business."  He added, "We have successfully utilized a portion of the capital raised from our IPO with continued loan growth and the acquisition of Quinnipiac Bank & Trust on October 1st.  This latest acquisition underscores our strategy to grow both organically and through acquisitions."
In a recent report, the U.S. Treasury Department ranked Bankwell Financial Group first in the nation for growth in qualified small business lending in its Small Business Lending Fund at June 30, 2014.
Earnings
Revenues (net interest income plus non-interest income) for the three months ended September 30, 2014 were $8.4 million, an increase of 12% compared to September 30, 2013. Revenues (net interest income plus non-interest income) for the nine months ended September 30, 2014 were $24.1 million, an increase of 12% compared to September 30, 2013. Total net interest income for the three months ended September 30, 2014 was $7.6 million, an increase of 19% compared to the same period in the prior year.  The strong improvement in net interest income was fueled by record loans outstanding and a year-to-date net interest margin of 3.78%. The increased loan loss provision to $566 thousand for the quarter ended September 30, 2014 is directly a result of growth in our loan portfolio.
Net income for the third quarter of 2014 was $1.5 million, representing a 13% increase compared to the same period in the prior year.  The Company continues to focus on expense control as indicated by our improving efficiency ratios. The Company's efficiency ratio for the three months ended September 30, 2014 was 64.37% and for the nine months ended September 30, 2014 was 70.71%.
Financial Condition
On the balance sheet, assets totaled $896 million at September 30, 2014, a 31% increase over total assets of $684 million for the same period in the prior year. This increase reflects strong loan growth, proceeds from the IPO and, to a lesser extent, The Wilton Bank acquisition in the fourth quarter of 2013. Total loans were $744 million, a 27% increase compared to September 30, 2013. Deposits increased to $695 million, a 28% increase over September 30, 2013, with core deposits showing a 29% increase to $459 million for the same period.
Asset Quality
Asset quality remained exceptionally strong at September 30, 2014.  Non-performing assets as a percentage of total assets was 0.23% at September 30, 2014, up slightly from 0.21% at September 30, 2013.  The allowance for loan losses as of September 30, 2014 was $9.6 million, representing 1.28% of total loans.

Capital
Shareholders' equity was strong at $118.5 million as of September 30, 2014, an increase of $49 million compared to December 31, 2013, primarily a result of the approximately $45 million net raised in the IPO.  As of September 30, 2014, the Tangible Common Equity Ratio and Tangible Book Value per share were 11.97% and $16.52, respectively.
About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking and lending needs of residents and businesses throughout Fairfield and New Haven Counties, CT.  For more information about this press release, interested parties can contact Blake S. Drexler, Executive Chairman or Ernest J. Verrico, CFO of Bankwell Financial Group at (203) 972-3838.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands, except share data)

	September 30,	June 30,	December 31,	September 30,
	2014	2014	2013	2013
Assets
Cash and due from banks	$35,566	$130,535	$82,013	$51,029
Held to maturity investment securities, at amortized cost	11,502	13,742	13,816	12,831
Available for sale investment securities, at fair value	67,537	49,114	28,597	29,235
Loans held for sale	-	325	100	-
Loans receivable (net of allowance for loan losses of $9,552, $8,985,
$8,382 and $8,277 at September 30, 2014, June 30, 2014, December 31, 2013
and September 30, 2013 respectively)	730,148	671,500	621,830	574,340
Foreclosed real estate	829	829	829	-
Accrued interest receivable	2,670	2,464	2,360	2,165
Federal Home Loan Bank stock, at cost	4,834	4,834	4,834	4,577
Premises and equipment, net	7,787	8,078	7,060	2,528
Bank-owned life insurance	22,837	10,202	10,031	-
Other intangible assets	401	427	481	-
Deferred income taxes, net	5,804	5,479	5,845	5,872
Other assets	5,600	4,258	1,822	946
Total assets	$895,515	$901,787	$779,618	$683,523

Liabilities & Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing	$151,146	$146,596	$118,618	$100,878
Interest-bearing	544,117	583,590	542,927	443,246
Total deposits	695,263	730,186	661,545	544,124

Advances from the Federal Home Loan Bank	77,000	47,000	44,000	65,000
Accrued expenses and other liabilities	4,755	7,431	4,588	6,254
Total liabilities	777,018	784,617	710,133	615,378

Shareholders' equity
Preferred stock, senior noncumulative perpetual, Series C, no par;
10,980 shares issued and outstanding at September 30, 2014,
June 30, 2014, December 31, 2013, and September 30, 2013 respectively;
liquidation value of $1,000 per share.	10,980	10,980	10,980	10,980
Common stock, no par value; 10,000,000 shares authorized,
6,559,995, 6,593,485, 3,876,393 and 3,746,253 shares issued at
September 30, 2014, June 30, 2014, December 31, 2013 and
September 30, 2013 respectively.	97,180	97,296	52,105	51,971
Retained earnings	9,735	8,271	5,976	4,641
Accumulated other comprehensive income	602	623	424	553
Total shareholders' equity	118,497	117,170	69,485	68,145

Total liabilities and shareholders' equity	$895,515	$901,787	$779,618	$683,523

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Interest and dividend income
Interest and fees on loans	$8,054	$6,748	$23,040	$19,619
Interest and dividends on securities	569	355	1,417	1,040
Interest on cash and cash equivalents	45	18	116	39
Total interest income	8,668	7,121	24,573	20,698

Interest expense
Interest expense on deposits	905	600	2,257	1,553
Interest on borrowings	168	127	427	417
Total interest expense	1,073	727	2,684	1,970

Net interest income	7,595	6,394	21,889	18,728

Provision for loan losses	566	47	847	489

Net interest income after provision for loan losses	7,029	6,347	21,042	18,239

Noninterest income
Gains and fees from sales of loans	366	972	1,008	1,737
Service charges and fees	153	100	420	297
Bank owned life insurance	135	-	305	-
Net gain on sale of available for sale securities	-	-	-	648
Gain (loss) on sale of foreclosed real estate, net	-	(16)	-	49
Other	103	27	475	141
Total noninterest income	757	1,083	2,208	2,872

Noninterest expense
Salaries and employee benefits	2,786	2,894	9,412	8,146
Occupancy and equipment	1,066	836	3,162	2,410
Professional services	394	422	1,035	1,212
Data processing	314	280	949	787
Director fees	177	142	460	426
Merger and acquisition related expenses	145	-	408	64
Marketing	135	378	463	776
FDIC insurance	120	36	345	267
Amortization of intangibles	27	-	80	-
Foreclosed real estate	9	1	21	4
Other	357	342	1,134	950
Total noninterest expense	5,530	5,331	17,469	15,042

Income before income tax expense	2,256	2,099	5,781	6,069

Income tax expense	765	780	1,940	2,270

Net income	$1,491	$1,319	$3,841	$3,799

Net income attributable to common shareholders	$1,441	$1,271	$3,677	$3,660

Earnings per common share - basic	$0.22	$0.38	$0.72	$1.12
Earnings per common share - diluted	0.22	0.37	0.72	1.10

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended, September 30,
	2014	2013	2014	2013
Performance ratios:
Return on average assets	0.67%	0.75%	0.62%	0.78%
Return on average stockholders' equity	5.02%	8.23%	5.84%	8.30%
Net interest margin	3.69%	4.00%	3.78%	4.04%
Efficiency ratio (1)	64.37%	71.13%	70.71%	71.64%

		As of
		September 30, 2014	September 30, 2013
Capital ratios:
Total Capital to Risk-Weighted Assets (2)		15.27%	10.79%
Tier I Capital to Risk-Weighted Assets (2)		14.02%	9.54%
Tier I Capital to Average Assets (2)		11.93%	7.84%
Tangible common equity to tangible assets		11.97%	8.36%

Tangible book value per common share (3)		$16.52	$15.46

Asset quality:
Nonaccrual loans		$1,246	$1,423
Other real estate owned		829	-
Total non-performing assets		$2,075	$1,423

Loans past due 90 days and still accruing		$1,309	$-

Nonperforming loans as a % of total loans		0.17%	0.24%

Nonperforming assets as a % of total assets		0.23%	0.21%

Allowance for loan losses as a % of total loans		1.28%	1.42%

Allowance for loan losses as a % of nonperforming loans		766.51%	581.47%

Annualized net loan charge-offs as a % of average loans		0.00%	0.00%

(1) Efficiency ratio is defined as non-interest expenses, less merger and acquisition related expenses and other real estate owned expenses, divided by our operating revenue, which is equal to net interest income plus non-interest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

(2) Represents bank ratios.
(3) Excludes preferred stock and unvested restricted stock awards of 76,278 and 48,956 as of September 30, 2014 and September 30, 2013, respectively.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS
(Dollars in thousands)

	For the Three Months Ended
	September 30, 2014			September 30, 2013
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Cash and Fed funds sold	$64,752	$45	0.28%	$31,569	$18	0.22%
Securities (1)	71,536	666	3.73%	39,993	451	4.51%
Loans: (2)
Commercial real estate	365,042	4,473	4.79%	298,085	3,789	4.97%
Residential real estate	166,123	1,499	3.61%	156,580	1,429	3.65%
Construction (3)	47,261	570	4.72%	38,018	461	4.74%
Commercial business	101,184	1,296	5.01%	70,843	968	5.35%
Home equity	12,786	121	3.75%	10,511	100	3.80%
Consumer	698	15	8.75%	39	2	17.98%
Acquired loan portfolio non accrual loans (net of mark)	1,327	81	24.15%	-	-	0.00%
Total loans	694,421	8,055	4.54%	574,076	6,749	4.60%
Federal Home Loan Bank stock	4,834	18	1.49%	4,587	4	0.37%
Total earning assets	835,543	$8,784	4.11%	650,225	$7,222	4.35%
Other assets	47,383			49,160
Total assets	$882,926			$699,385

Liabilities and shareholders' equity:
Interest-bearing liabilities:
NOW	$52,298	15	0.11%	$31,933	9	0.12%
Money market	175,111	218	0.49%	118,705	138	0.46%
Savings	79,505	65	0.33%	110,510	128	0.46%
Time	257,616	607	0.93%	170,246	325	0.76%
Total interest-bearing deposits	564,530	905	0.64%	431,394	600	0.55%
Borrowed Money	47,333	168	1.41%	63,903	127	0.79%
Total interest bearing liabilities	611,863	$1,073	0.70%	495,297	$727	0.58%
Noninterest-bearing deposits	138,272			97,574
Other liabilities	14,918			42,915
Total liabilities	765,053			635,786
Shareholders' equity	117,873			63,599
Total liabilities and shareholders' equity	$882,926			$699,385
Net interest income (4)		$7,711			$6,495
Interest rate spread			3.41%			3.77%
Net interest margin (5)			3.69%			4.00%
(1) Average balances and yields for securities are based on amortized cost.
(2) Average balances and yields for loans exclude nonperforming loans.
(3) Includes commercial and residential real estate construction.
(4) The adjustment for securities and loans taxable equivalency amounted to $116 thousand and $101 thousand, respectively for the three months ended September 30, 2014, and 2013.
(5) Net interest income as a percentage of earning assets.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS
(Dollars in thousands)

	For the Nine Months Ended
	September 30, 2014			September 30, 2013
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Cash and Fed funds sold	$58,699	$116	0.26%	$23,547	$39	0.22%
Securities (1)	53,723	1,697	4.21%	40,654	1,294	4.25%
Loans: (2)
Commercial real estate	341,480	12,523	4.84%	295,752	11,206	5.00%
Residential real estate	161,049	4,362	3.61%	150,957	4,214	3.72%
Construction (3)	46,317	1,615	4.60%	36,149	1,317	4.80%
Commercial business	99,113	3,705	4.93%	64,576	2,576	5.26%
Home equity	13,373	370	3.70%	10,624	298	3.75%
Consumer	640	42	8.88%	282	13	6.14%
Acquired loan portfolio non accrual loans (net of mark)	2,753	425	20.64%	-	-	0.00%
Total loans	664,725	23,042	4.57%	558,340	19,624	4.63%
Federal Home Loan Bank stock	4,834	54	1.48%	4,516	13	0.37%
Total earning assets	781,981	$24,909	4.20%	627,057	$20,970	4.41%
Other assets	39,993			20,134
Total assets	$821,974			$647,191

Liabilities and shareholders' equity:
Interest-bearing liabilities:
NOW	$52,544	43	0.11%	34,030	$33	0.13%
Money market	173,104	564	0.44%	106,279	338	0.43%
Savings	93,328	216	0.31%	121,088	421	0.47%
Time	224,765	1,434	0.85%	147,138	761	0.69%
Total interest-bearing deposits	543,741	2,257	0.55%	408,535	1,553	0.51%
Borrowed Money	48,370	427	1.18%	76,612	418	0.73%
Total interest bearing liabilities	592,111	$2,684	0.61%	485,147	$1,971	0.54%
Noninterest-bearing deposits	129,074			87,312
Other liabilities	12,808			13,546
Total liabilities	733,993			586,005
Shareholders' equity	87,981			61,186
Total liabilities and shareholders' equity	$821,974			$647,191
Net interest income (4)		$22,225			$18,999
Interest rate spread			3.59%			3.87%
Net interest margin (5)			3.78%			4.04%

(1) Average balances and yields for securities are based on amortized cost.
(2) Average balances and yields for loans exclude nonperforming loans.
(3) Includes commercial and residential real estate construction.
(4) The adjustment for securities and loans taxable equivalency amounted to $336 thousand and $271 thousand, respectively for the nine months ended September 30, 2014, and 2013.
(5) Net interest income as a percentage of earning assets.